UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
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NATIONWIDE MUTUAL FUNDS

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

February 6, 2026

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Schroders Global Equity Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide Global Sustainable Equity Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Schroder Investment Management North America Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of UBS Asset Management (Americas) LLC as the Fund’s subadviser. These changes became effective on November 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2026. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 866-851-0723.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Schroders Global Equity Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide Global Sustainable Equity Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective November 14, 2025, Schroder Investment Management North America Inc. (“Schroders”) began serving as the subadviser to the Fund, following the termination of UBS Asset Management (Americas) LLC (“UBS”), the Fund’s previous subadviser.

Schroders is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Schroders is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Schroders, located at 7 Bryant Park, New York, NY 10018 as the new subadviser to the Fund. The Board approved the appointment of Schroders as the subadviser to the Fund on September 10, 2025. Factors considered by the Board in making its decision to approve Schroders as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek to maximize total return, consisting of capital appreciation and current income. The Fund commenced operations on November 19, 2012, and UBS had been the Fund’s subadviser since then. NFA determined to replace UBS as the Fund’s subadviser due to the Fund’s recent underperformance relative to its benchmark index and industry peers. In replacing UBS, NFA closely evaluated potential candidates, conducting both quantitative and qualitative reviews of each and focusing on identifying a subadviser that sought to provide a low tracking error and a risk-

aware approach to add incremental alpha over full market cycles, while seeking to avoid significant drawdowns relative to the MSCI World Index.

Schroders

Based on an analysis of Schroders’ management team, investment capabilities and processes, compliance program and operational capabilities, NFA recommended to the Board that Schroders be appointed to serve as the Fund’s subadviser.

As subadvised by Schroders, the Fund invests in equity securities of companies located throughout the world, including the United States. The Fund’s subadviser normally invests the Fund’s assets primarily in common stocks. The Fund typically invests in at least five countries including the United States. The Fund also may invest in emerging market countries. Emerging market countries typically are developing and low- or middle-income countries, and may be found in regions such as Asia, Latin America, Eastern Europe, the Middle East and Africa. Many of the securities in which the Fund invests are denominated in currencies other than the U.S. dollar. Schroders normally allocates the Fund’s investments across different countries and regions. The Fund nevertheless may have significant investments in one or more countries or particular sectors. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities at the time of investment.

In selecting securities, Schroders uses a fundamental, bottom-up approach that is based on earnings potential and market mispricings. Investment decisions are driven by deep fundamental and sustainability research. Schroders seeks to identify companies that it believes will deliver strong forward earnings potential above the level expected by the market, i.e., stocks with positive “growth gaps,” which arise when company fundamentals diverge from market expectation due to:

•	Overreaction to short-term news;
•	Over-reliance on historical growth; and
•	Failure to anticipate future earnings power.

As part of its investment process, Schroders may evaluate issues such as climate change, environmental performance, labor standards and corporate governance, among others, which it views as important in its assessment of an investment’s risk and potential for profitability.

Schroders may sell a stock if it identifies a more attractive investment opportunity. Schroders also may sell a stock if it has reached a price target or if Schroders has lost conviction in its original investment thesis.

The Fund is managed by Alex Tedder, and Frank Thormann, CFA, who are jointly responsible for the day-to-day portfolio management of the Fund.

Mr. Tedder is a Portfolio Manager and a Chief Investment Officer – Equities. He joined Schroders in 2014.

Mr. Thormann is a Portfolio Manager for Global and U.S. Large Cap Equity portfolios. He joined Schroders in 2017.

Based on the foregoing considerations, NFA recommended to the Board that Schroders be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on September 10, 2025 (the “Meeting”), the Board, including those members who are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Schroders as the subadviser to the Fund pursuant to a subadvisory agreement between Schroders and NFA. The Board was provided with detailed materials relating to Schroders in advance of the Meeting. Before approving the subadvisory agreement, the Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Schroders as the Subadviser. The Board took into account information provided to it by NFA as to the services to be provided by Schroders under the subadvisory agreement, including information relating to Schroders’ investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of Schroders who would be managing the Fund.

Investment Performance. The Board considered information concerning the performance record of Schroders in managing the investment strategy intended to be used in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Schroders with respect to the Fund. The Board noted that the subadvisory fee rate schedule would be less than that of UBS, resulting in savings which NFA will share with the Fund’s shareholders by lowering the Fund’s expense cap.

Profitability; Fallout Benefits. The Board considered the effect on NFA’s profitability of appointing Schroders as subadviser. No information was presented to the Board regarding Schroders’ expected profitability as a result of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other Nationwide Funds.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Schroders, dated September 15, 2025 (the “Agreement”), was approved by the Board, all of the members being Independent Trustees, on September 10, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2027, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Schroders. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Schroders (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Schroders and for overseeing and reviewing the performance of Schroders. Schroders is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Schroders is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Schroders selects and to negotiate commissions to be paid on such transactions. In doing so, Schroders is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Schroders and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Schroders is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Schroders’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Schroders for any liability and expenses which may be sustained by Schroders as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Schroders establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Schroders to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Schroders and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT Schroders

Schroders is located at 7 Bryant Park, New York, NY 10018. The following table sets forth the names and principal occupations of the principal executive officers of Schroders. The address of each person listed below is 7 Bryant Park, New York, NY 10018.

Name	Title
Thomas J. Darnowski	Chief Executive Officer, Chair and Director
Lisa M. Hornby	Director
Scott McKay	Director
James Priestman	Director
Shanak Patnaik	Chief Compliance Officer
Ryan Chelf	General Counsel, Americas

Schroders is an SEC registered investment adviser, providing asset management products and services to clients across the U.S. and Canada, focusing on long-term, active management with deep research and global reach.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2025, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 9, 2025. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of January 27, 2026, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of January 27, 2026, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of January 27, 2026, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Schroders as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Schroders, nor do any such Officers or Trustees own securities issued by Schroders or have any other material direct or indirect interest in Schroders.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 866-851-0723.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

February 6, 2026

EXHIBIT A
SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Schroders (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Schroders Global Equity Fund	0.30% on Subadviser Assets up to $150 million; 0.28% on Subadviser Assets of $150 million and more but less than $400 million; 0.27% on Subadviser Assets of $400 million and more

A-1

EXHIBIT B
INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Schroders Global Equity Fund
0.65% on assets up to $250 million;
0.60% on assets of $250 million and more but less than $500 million;
0.58% on assets of $500 million and more but less than $1 billion; and
0.55% on assets of $1 billion and more

B-1

EXHIBIT C
INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2025. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Schroders Global Equity Fund	$1,447,870
C-1

EXHIBIT D
OUTSTANDING SHARES

As of January 27, 2026, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Schroders Global Equity Fund – Class A	1,811,069.190
Nationwide Schroders Global Equity Fund – Class R6	483,917.550
Nationwide Schroders Global Equity Fund – Institutional Service Class	7,475,424.561
D-1

EXHIBIT E
5% SHAREHOLDERS

As of January 27, 2026, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder

Nationwide Schroders Global Equity Fund – Class A
UBS WM USA 0O0 11011 6100 SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	885,871.606	48.91%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	179,799.492	9.93%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	176,638.409	9.75%
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLZ FL 12 NEW YORK NY 10004-1965	143,356.882	7.92%

Nationwide Schroders Global Equity Fund – Class R6
NATIONWIDE TRUST COMPANY FSB FBO PARTICIPATING RETIREMENT PLANS (NTC-PLNS) C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	197,389.103	40.79%
PAUL M ZELISKO TRUST 2 MARK ZELISKO TR FBO MARK ZELISKO U/A 06/16/1994 3579 W COLUMBUS AVE CHICAGO IL 60652-2539	61,247.552	12.66%
UBS WM USA 0O0 11011 6100 SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	50,583.784	10.45%
PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	50,543.881	10.44%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	41,559.315	8.59%

E-1

JP MORGAN SECURITIES LLC 575 WASHINGTON BLVD FL 12TH JERSEY CITY NJ 07310-1616	35,688.658	7.37%

Nationwide Schroders Global Equity Fund – Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY DCVA C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	7,058,313.192	94.42%

E-2

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848‐0920

Nationwide Schroders Global Equity Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 6, 2026

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Schroders Global Equity Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide Schroders Global Equity Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Schroder Investment Management North America Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of UBS Asset Management (Americas) LLC as the subadviser to the Fund. This change became effective on November 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of January 27, 2026 will receive this Notice. This Notice will be sent to shareholders on or about February 12, 2026. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until June 30, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 866-851-0723.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.